                                   EXHIBIT A

     We, the undersigned, hereby express our agreement that the attached
Schedule 13D is filed on behalf of each of us.


Date:  May 27, 1997



JMB/FEB PARTNERS                         KBH FAMILY 1992 TRUST
KBH PARTNERS                             SEB FAMILY 1992 TRUST
SEB PARTNERS
AAB PARTNERS                             By Their Trustee Alan R. Brudos
ALB PARTNERS
BRYCO INVESTMENTS
JUPITER PARTNERS

                                         By:   /s/ Alan R. Brudos
                                              ------------------------
By Their General Partner John M. Bryan        Alan R. Brudos, Trustee



By:    /s/ Alan R. Brudos
     --------------------------------
     Alan R. Brudos, Attorney-In-Fact      JOHN M. BRYAN

     for John M. Bryan, General Partner


                                         By:  /s/ Alan R. Brudos
                                             --------------------
                                              Alan R. Brudos, Attorney-In-Fact
J. M. BRYAN FAMILY TRUST                      for John M. Bryan
EDWARD E. EYRE TRUST B-1
EDWARD E. EYRE TRUST B-2

By Their Trustee John M. Bryan


By:  /s/ Alan R. Brudos
    --------------------
     Alan R. Brudos, Attorney-In-Fact
     for John M. Bryan, Trustee

                              Page 32 of 32 Pages